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                                                                    EXHIBIT 99.4



To:    Qualified Plan Trustee/Custodian

From:  Jones Intercable Inc., General Partner

Date:  September 15, 1998

Re:    NOTICE OF PROXY MAILING:  PROPOSED SALE OF THE ILLINOIS CABLE TELEVISION
                                 SYSTEMS BY CABLE TV FUND 12-A, LTD.

Cable TV Fund 12-A, Ltd. (the "Partnership") plans to sell its Illinois Systems to an unaffiliated third party during the fourth quarter of 1998.

PROXY INFORMATION
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The proposed sale and the distribution of net proceeds are contingent upon the approval by the holders of a majority of the limited partnership interests of Fund 12-A, as well as the consents of government authorities and other third parties. The proxy record date is August 31, 1998.
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ENCLOSED PLEASE FIND PROXY MATERIALS FOR EACH INTEREST IN YOUR NAME AS THE
ENTITY REGISTERED AS A LIMITED PARTNER ON THE BOOKS AND RECORDS OF THE PARTNERSHIP.

                                   IMPORTANT

     YOUR SIGNATURE AS AUTHORIZED TRUSTEE MUST BE ON EACH PROXY IN ORDER FOR THE
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     VOTES TO BE COUNTED. If you send the proxies to your clients for their
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     vote and signature, please instruct the clients to return the proxies to you for YOUR COUNTERSIGNATURE.
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     PLEASE THEN RETURN THE PROXIES, WITH YOUR COUNTERSIGNATURE AS AUTHORIZED
     TRUSTEE, TO US IN THE ENVELOPE PROVIDED, AS SOON AS POSSIBLE, BUT NO LATER
                                                                       --------
     THAN OCTOBER 30, 1998.  Please note that you must bear any and all costs
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     associated with proxy mailing services.

DISTRIBUTION INFORMATION
------------------------
If the proposed sale is consummated, the Partnership will distribute approximated $1,044 for each $1,000 invested. The Partnership will mail net sales proceeds to you on behalf of the Beneficial Owners, and the Partnership will notify the Beneficial Owners that the distribution has occurred.

After the closing of the sale of the Illinois Systems and the distribution of net sales proceeds, including amounts, if any remaining after November 15, 1999 in an indemnity escrow account, the Partnership will be liquidated and dissolved, most likely in the fourth quarter of 1999.

Taking into account the prior distribution and the anticipated distribution from the sale of the Illinois Systems, limited partners will have received a total return of $2,722 for each $1,000 invested. This amount does not include amounts, if any, which might be distributed from the indemnity escrow account in late 1999.

1998 FEDERAL REPORTING BY TAX EXEMPT ENTITIES.
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The sale of the Illinois Systems will generate Unrelated Business Taxable
Income (UBTI), which will require the filing of Form 990-T. WE STRONGLY URGE
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YOU TO REFER TO THE TAX DISCUSSION ON PAGES 12-14 OF THE PROXY STATEMENT FOR
INFORMATION THAT IS PROVIDED SOLELY FOR TAX PLANNING PURPOSES.

If you have any questions, please call the Jones Investor Services Department.

Enclosures